NEWS RELEASE
GLAMIS GOLD LTD.

For immediate release

Trading symbol: NYSE, TSX — GLG	January 28, 2005

GOLDCORP SHAREHOLDERS WHO ACQUIRED SHARES AFTER DECEMBER 31,
2004 HAVE THE RIGHT TO VOTE ON THE WHEATON RIVER TRANSACTION

GLAMIS ANNOUNCES ADDITION OF CITIGROUP AS CO-ADVISOR

January 28, 2005 — Reno, Nevada - Glamis Gold Ltd. (NYSE: GLG; TSX: GLG) reminds Goldcorp shareholders that they are entitled to vote at Goldcorp’s Special Meeting to consider the Wheaton River transaction even if they acquired their shares after December 31, 2004, the record date for the postponed meeting, now scheduled for February 10, 2005. To exercise their right to vote, these Goldcorp shareholders need to take certain steps prior to 5:00 p.m. (Toronto time) on Monday, January 31, 2005.

To vote your shares if you are a shareholder of Goldcorp and you acquired your Goldcorp shares after December 31, 2004, you will need:

     (i) a properly endorsed share certificate or other evidence that you are the owner of the shares such as a letter from your broker addressed to Goldcorp certifying that you are the owner of the shares; and

     (ii) a letter addressed to Goldcorp demanding that your name be included on the list of shareholders entitled to vote at the Goldcorp meeting.

This completed documentation should be faxed to Kingsdale Shareholder Services Inc. at 1-866-545-5580 (toll free) and then mailed or delivered to Kingsdale Shareholder Services Inc., The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2.

You should also provide copies of both documents to CIBC Mellon Trust Company at 1-866-781-3111 (toll free) and then mailed or delivered to CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario, Canada M5A 4K9.

All documents must be received no later than 5:00 p.m. (Toronto time) on Monday, January 31, 2005.

Glamis also announced today that it has retained Citigroup Global Markets Inc. as co-advisor with Orion Securities Inc. in connection with the Company’s take-over offer for Goldcorp. For further information about Glamis’ premium offer or voting at the Goldcorp meeting, Goldcorp shareholders should contact Georgeson Shareholder Communications at 1-877-288-7946 (toll free in North America).

Glamis Gold Ltd. is a premier intermediate gold producer with low-cost gold mines and development projects in Nevada, Mexico and Central America. The Company remains 100 percent unhedged.

VOTE PURE GOLD
VOTE NO TO WHEATON RIVER
VOTE TODAY

Safe Harbor Statement: Except for the statements of historical fact contained herein, the information presented constitutes “forward-looking statements.” Forward-looking statements, include, but are not limited to those with respect to, the price of gold, the estimation of mineral reserves and resources, the realization of mineral reserves estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, Glamis’ hedging practices, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims limitations on insurance coverage and the timing and possible outcome of pending litigation. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, or “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variation of such words and phrases or state that certain actions, events or results, “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Glamis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of gold, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled “Other Considerations” in the Glamis Annual Information Form. Although Glamis has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

This press release does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any of the securities of Glamis or Goldcorp. Such an offer may only be made pursuant to a registration statement and prospectus filed with the U.S. Securities and Exchange Commission and offer to purchase and circular filed with Canadian securities regulatory authorities. Glamis has filed with the U.S. Securities and Exchange Commission a Registration Statement on SEC Form F-10, and has mailed a take-over bid circular and dissident proxy circular together with any related documents to Goldcorp stockholders concerning the proposed business combination with Goldcorp. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, THE TAKE-OVER BID CIRCULAR, THE DISSIDENT PROXY CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or in Canada at www.sedar.com. In addition, documents filed with the SEC and in Canada by Glamis will be available free of charge from Glamis Investor Relations, 5190 Neil Road, Suite 310, Reno, NV 89502, telephone (775) 827-4600.

For further information please contact:

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Media:

John Lute:	Phone: 416-929-5883
Email: jlute@luteco.com

Larry Roth:	Phone: 732-598-2092
Email: larryroth@rothir.com

Investors:
Glamis Gold Ltd.	Website:	www.glamis.com
5190 Neil Road, Suite 310	email requests for investor packets to:	info@glamis.com
Reno, NV 89502	email questions/correspondence to:	michaels@glamis.com

Michael A. Steeves	Phone:	1-775-827-4600 ext. 3104
Vice President, Investor Relations

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